                                  OFFICE LEASE


     THIS LEASE is made and entered into as of the 20th day of October 1997, by and between SOUTHLAKE PARTNERS #1, a Kansas general partnership, hereinafter referred to as Lessor, and INFORMIX SOFTWARE, INC., a Delware corporation, hereinafter referred to as Lessee.


                                   WITNESSETH:

     Lessor, for and in consideration of the rent and other covenants hereinafter mentioned and contained to be kept and performed by Lessee, does hereby demise, lease, and let to Lessee, and Lessee does hereby rent, hire, and take from Lessor, in accordance with the covenants hereinafter set forth, the land and buildings known as 11170 Lakeview Avenue, Lenexa, Kansas, as legally described on Exhibit "A" hereto. It is contemplated that for purposes of this Lease the premises will contain 44,131 square feet of net rentable area, The foregoing shall hereinafter be referred to as the "Premises."

1.   TERM:

          The original term of this Lease shall commence on the 1st day of May, 1998, and shall continue for five (5) years, ending on the 30th day of April, 2003, unless sooner terminated in accordance with the provisions hereof, Upon the expiration of the term of this Lease or its termination for any reason contained herein. Lessee shall return all keys, remove all of its personal property, and return the Premises to Lessor in accordance with the terms of this Lease.

2.   RENTAL:

          The Base Rental for the Premises shall be at the rate of Two Hundred Seventy-Five Thousand Eight Hundred Twenty and No/100 Dollars ($275,820.00) annually, payable in equal monthly installments of Twenty-Two Thousand Nine Hundred Eighty Five and No/100 Dollars ($22,985.00), with proration for any partial month's occupancy, without deduction or set off, except as herein provided, each due and payable to Lessor on the first day of each and every month of the term hereof in advance. Any rentals not received by Lessor within ten (10) days after this due date set forth herein shall be subject to a late charge of five percent (5%) of the amount thereof for each full or partial calendar month said rental remains unpaid. Failure by Lessee to pay said late charge within thirty (30) days after receipt of notice from Lessor that it is due shall in addition to any other default constitute a default of this Lease by Lessee. All rental payments and other payments required under this Lease shall be made to Lessor at P. O. Box 414317, Kansas City, Missouri 64141, or at such other place as may be requested by Lessor in writing.

3.   ADDITIONAL RENT:

          (a) In addition to the Base Rental and all other sums payable pursuant hereto, Lessee shall pay to Lessor, as additional rental, the amount of the "Direct Expenses" as defined below for each calendar year of the original or extended term of this Lease with proration for the first and last years of the original or extended term. Each calendar year is hereafter called a. "Cost Year". Beginning on the

                               PAGE 1 - OFFICE LEASE
                                 ANSI 265.1 - 1980
commencement date of the original term of this Lease and on the first day of each month thereafter, Lessee shall pay to Lessor an amount equal to one-twelfth (1/12) of the Direct Expenses, as reasonably estimated from time to time by Lessor by written notice delivered to Lessee. As soon as reasonably possible after the expiration of each Cost Year, Lessor shall furnish Lessee with a statement setting forth in reasonable detail the Direct Expenses for the Cost Year and any excess of said costs over the estimated expenses paid by Lessee during said Cost Year. Lessee (in person or through its agents or employees) shall have the right to inspect and audit the books of Lessor setting forth said expenses during normal business hours. If the amount paid by Lessee as additional rental on a monthly basis for a Cost Year as provided for above is greater than the amount set forth in the statement, then Lessor shall credit the additional amount paid by Lessee toward the next installments of additional rental. If the amount paid by Lessee is less than the amount of the statement, then Lessee shall pay the additional amount owing to Lessor on or before thirty (30) days after receipt by Lessee of said statement. If the term of this Lease or any extension or renewal hereof ends on a day other than the last day of a calendar year, Lessee's payment of Direct Expenses for the Cost Year in which the Lease term ends shall be prorated on a per diem basis. If Lessor's statement for said final Cost Year discloses that Lessee has overpaid Lessee's obligation, then Lessor shall remit to Lessee the amount of such overpayment on or before thirty (30) days after Lessee's receipt of said statement. if Lessee's audit of the books of Lessor setting forth such expenses reveals any improper charges or overcharges for expenses, Lessor shall promptly remit such amounts to Lessee.

          (b) "Direct Expenses" shall be defined as the sum of any and all costs, expenses, and disbursements of every kind and character which Lessor shall incur, pay, or become obligated to pay in any calendar year in connection with the ownership, operation, maintenance, repair, replacement of all or portions of the improvements, and security of the Premises which shall include but not be limited to the following: real estate taxes and assessments (provided, however, that as to any assessments which may be paid in installments, Lessee shall be responsible only for those installments becoming due during the term of this Lease and, with respect to the assessment for Lenexa Benefit District created by City of Lenexa Resolution No. 85-39, as amended from time to time, Lessee shall only be responsible to the extent the amount exceeds the actual number of square feet of land included in the Premises multiplied by $.50 per square foot); charges levied pursuant to the Declaration of Covenants and Restrictions Affecting SOUTHLAKE; rent taxes, gross receipts taxes' water and sewer charges; insurance premiums, license, permit and inspection charges; utilities; service contracts; labor; management of the Premises (not to exceed 3% of rental); air conditioning, heating and elevator maintenance; supplies; maintenance to all other parts of the building; security; garbage service; maintenance and upkeep costs of all parking areas, drives, lawns, trees, shrubbery and common areas; and the cost of contesting by appropriate proceedings increases in real estate taxes and assessments and the applicability to, or the validity of, any statute, ordinance, rule or regulation affecting the Building or land which might increase Direct Expenses; provided however, that the cost of such contest shall be a Direct Expense only if such contest is consented to by Lessee.

          Notwithstanding the foregoing, in the event the total cost (less the amount paid with proceeds of insurance or to the extent covered by warranty) of any repair, replacement or

                               PAGE 2 - OFFICE LEASE
                                 ANSI 265.1 - 1980
general maintenance item incurred after the Commencement Date and which, in accordance with generally accepted accounting principles, is considered or deemed to be a capital expenditure, exceeds $5,000.00, the amount to be included in "Direct Expenses" for any' Cost Year shall be equal to the amount necessary to amortize by equal monthly payments such cost, together with interest as specified below, over the expected useful life of the asset created thereby multiplied by the number of months of such expected life which fall within such Cost Year. For purposes of the preceding sentence, the interest shall be 150 basis points over the effective yield to maturity on United States Government bonds with a term closest to the expected useful life of the assets and most -recently auctioned before the completion of the asset.

          "Direct Expenses" shall not include expenses for repairs, replacements, and general maintenance to the extent paid by proceeds of insurance or to the extent covered by warranty; principal and interest payments made by Lessor on mortgages on the Premises; depreciation; and leasing commissions.

          All payments, including those previously specified above, as required in this Lease by Lessee to Lessor shall be deemed to be and shall become additional rental hereunder, whether or not the same shall be designated as such, and shall be due and payable along with usual rental payments subject to the same conditions and remedies as exist for said rental payments.

4.   POSSESSION AND CONDITION AT BEGINNING OF TERM:

          Lessee is in possession of the Premises by virtue of a Lease expiring April 30, 1998. This Lease provides a continuation of occupancy to Lessee by Lessor. Accordingly, Lessee accepts possession of the Premises existing as of the date of this Lease.

5.   USE OF PREMISES:

          The demised Premises are leased for the business of Lessee, consisting of general and administration offices, the manufacture, storage, sale and distribution of computer software and related items and any other lawful purpose consistent with the design and construction of the improvements on the Premises and permitted under the Declaration of Covenants and Restrictions Affecting SOUTHLAKE, which are filed of record in the office of the Recorder of Deeds of Johnson County, Kansas, as the same may be lawfully modified from time to time, and are not to be used for any other purpose without first having secured the written consent of the Lessor.

6.   PUBLIC REQUIREMENTS:

          Lessee shall comply with all laws, ordinances, governmental orders and regulations and other public requirements now and hereafter affecting the Premises or the use thereof, and shall save and hold Lessor harmless from expense or damage resulting from failure to do so; provided however, that if any actions are hereafter required to cause the Premises to be in compliance with any public requirements which existed as of the Commencement Date of this Lease and which was not then complied with, then Lessor shall be responsible for such compliance and the cost of satisfying and complying with such public requirements shall be Lessor's expense and shall not be a "Direct Expense".

                               PAGE 3 - OFFICE LEASE
                                 ANSI 265.1 - 1980

7.   ASSIGNING AND SUBLEASING:

          Lessee shall not sublet the Premises or any part thereof and Lessee shall not assign, transfer, pledge, mortgage or otherwise encumber this Lease, or any portion of the term thereof, without the previous written consent in each instance of Lessor, and Lessee shall furnish to Lessor a copy of such proposed instrument; Lessor agreeing, however, not to arbitrarily withhold consent to subletting for any legitimate business not detrimental to the Premises or occupants thereof, and not more hazardous on account of fire or otherwise, and not creating wear and tear to the Premises more than the business for which the Premises are herein leased. Permission is, however, granted Lessee to assign this Lease and also to sublet the Premises in connection with any merger, consolidation or sale of all or substantially all of Lessee's assets or to any person or entity which controls Lessee, which Lessee controls or which is under common control with Lessee, upon giving Lessor written notice of intent to do so. In the event of any assignment or subletting, Lessee shall remain the principal obligor to the Lessor under all covenants of this Lease, and by accepting any assignment or subletting, an assignee or sublessee shall become bound by and shall perform and shall become entitled to the benefits of all of the terms, conditions and covenants by which the Lessee hereunder is bound. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise. Lessor and Lessee acknowledge that if, at any time after the end of the third year following the commencement date of this Lease, Lessee is subletting in the aggregate more than fifty percent (50%) of the net rentable area contained in the Premises, then all of Lessee's options to lease land set forth in that certain Option to Lease Land Agreement dated as of August 15. 1987, executed by Lessee and Lenexa Industrial Park, Inc. and certain ground leases which may be executed pursuant to said Option to Lease Land may be terminated in accordance with the terms set forth in said Option to Lease Land and ground leases by either Lessor or Lessee.

8.   INSURANCE

          Lessor at all times during the term of this Lease shall maintain a policy or policies insuring the building in which the Premises are located against loss or damage by fire, explosives, or other hazards and contingencies. The form of such policy shall be an "all risk" form, and the amount of such policy shall be equal to 100% of the replacement cost thereof, unless a different form or a lesser amount is approved by Lessee. Lessor shall not be required to maintain a policy insuring the property of Lessee. Lessor shall also at all times during the term of this Lease maintain a policy or policies insuring against loss of rents in an amount not to exceed the total annual rent provided herein from time to time. Lessee is hereby restricted from using any machinery, storing any supplies, operating in any manner or otherwise occupying or using the Premises so as to constitute a hazard that would cause the cancellation of such insurance. The cost of the foregoing is a part of Direct Expenses.

9.   MAINTENANCE AND CARE OF PREMISES

          Lessor shall maintain the roof and exterior walls of the building, all downspouts, hallways, stairways, and other common facilities of the building, including parking and landscaped areas. Lessor shall also maintain elevators,

                               PAGE 4 - OFFICE LEASE
                                 ANSI 265.1 - 1980
plumbing systems, heating, ventilating and air conditioning systems, fire protection systems and electrical systems, installed by Lessor and serving the building and the Premises, except for the responsibilities of Lessee as set forth below.

          Lessee shall promptly notify Lessor of the need for any repairs or maintenance for which Lessor is obligated as described above, and Lessor shall have reasonable time after receipt of such notice to complete such repairs. Except as provided in Section 3(b) and Section 6 hereof, Lessor's cost of the foregoing shall be a part of Direct Expenses.

          Subject to the foregoing obligations, Lessee agrees to take good care of the Premises, keep them free from filth, overloading, danger of fire, or any pest or nuisance, and shall cause the Premises to be regularly cleaned by a competent janitorial service for the healthful conduct of Lessee's business. If requested by Lessee, Lessor may provide said janitorial service and the same shall be a part of Direct Expenses.

10.  ALTERATIONS BY LESSEE:

          Lessee shall make no alterations in, or additions to the Premises without first obtaining the Lessor's written consent for such alterations or additions, which shall be made at the sole cost of the Lessee. All such alterations, additions and improvements, made in or upon the Premises, either by Lessor or Lessee, and attached to the Premises, to include carpet, shall be the Lessor's property, and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise, or upon entry by Lessor without termination pursuant to Paragraph 15, without compensation to the Lessee and without disturbance or injury. Notwithstanding the foregoing, Lessee shall have the right to make non-structural, interior alterations and additions without obtaining Lessor's consent but after giving Lessor prior written notice. Lessee agrees to restore the portion of the Premises affected by each non-structural, interior alteration or addition to its condition on the Commencement Date if Lessor gives Lessee written notice of its desire for restoration within twenty (20) days of Lessor's receipt of Lessee's notice of intent to make such non-structural, interior alteration or addition.

          Lessee hereby agrees that prior to the commencement of alterations to the Premises by a contractor employed by Lessee, Lessor shall approve in writing said alterations. Any alterations so made shall be of a quality equal to or exceeding building standard. Lessor hereby reserves the right to require said contractor to provide lien waivers or payment and performance bonds and liability insurance and such other instruments as may be necessary to protect Lessor against loss resulting from work performed or to be performed by said contractor. Lessee shall indemnify and hold Lessor harmless for any loss which Lessor may incur as a result of any work performed or services rendered to the Premises by persons or parties employed by Lessee.

11.  LESSOR'S RIGHT OF ENTRY

          Lessor may enter the Premises at reasonable hours to exhibit the Premises to prospective purchasers or, during the last six (6) months of the term hereof, prospective tenants, to inspect the Premises to see that Lessee is complying with all Lessee's obligations hereunder and to make repairs required of Lessor under the terms of this Lease. Except in cases constituting emergencies, Lessor will give Lessee

                               PAGE 5 - OFFICE LEASE
                                 ANSI 265.1 - 1980
reasonable prior notice of Lessor's desire to enter the Premises and the identity of all persons that Lessor proposes enter the Premises with or on behalf of Lessor; provided, however, such notice need not be written notwithstanding any provision to the contrary in this Lease. Lessee may deny access to the Premises to any of Lessor's invitees if in the sole reasonable judgment of Lessee admission would be detrimental to the proprietary nature of Lessee's business. Additionally, Lessor agrees that it will exercise its rights hereunder in such manner as to not unreasonably interfere with Lessee's operations of its business in the Premises. Without limiting the generality of the foregoing, Lessor agrees that it will use its best reasonable efforts in exercising its rights hereunder to preserve the confidentiality of Lessee's business operations, products and processes kept in, on or about the Premises.

12.  SIGNS AND ADVERTISEMENTS:

          Any signs placed by Lessee on the Premises which are visible from the exterior of the Premises shall be subject, in each instance, to the terms and provisions of the Declaration of Covenants and Restrictions Affecting SOUTHLAKE.

13.  LIABILITY:

          Lessee hereby relinquishes all claims, releases, assumes all risks and agrees to hold Lessor harmless from any liability for any damage done or occasioned by or from any plumbing, wiring, gas, water, steam, sprinkler system, equipment or other pipes, or the bursting, leaking or running of any tank, washstand, water closet, waste pipe or other articles in, above, upon or about the building or Premises, or for damage occasioned from or by water, snow or ice being upon, above or about the Premises unless caused by the gross negligence or intentional act of Lessor.

          Lessor and Lessee hereby expressly waive any cause of action or right of recovery which either may have hereafter against the other for any loss or damage to the leased Premises, or to the contents thereof, from all claims and liabilities arising from or caused by any hazard that is actually insured against or that could be covered by a standard fire insurance policy with extended coverage and "all risk" endorsement on the leased Premises, or on the contents thereof, and each party hereto shall obtain a waiver from any insurance carrier with which it carries insurance covering the leased Premises, or the contents thereof, releasing its subrogation rights as against the other party, and upon request by either party evidence of said waiver shall be furnished by each party hereto to the other party.

          Subject to the provisions of the next preceding paragraph, Lessee agrees to save and hold harmless the Lessor from any claim, damage, liability, or expense arising from any injury (including death) to persons or damage to property occurring in, on or about the leased Premises, unless caused by the gross negligence or intentional act of Lessor. Lessee shall maintain in effect throughout the term of this Lease, general public liability insurance covering the Premises, and including the Lessor as an additional insured, with limits not less than $1,000,000 for injury (including death) to person or persons, and $100,000 for property damage.

          All merchandise and property now owned by Lessor or Lessor's invitees and in or about the Premises shall be at Lessee's sole duty and risk and Lessee does hereby now and

                               PAGE 6 - OFFICE LEASE
                                 ANSI 265.1 - 1980
forever relinquish all claims, release, and agree to hold Lessor harmless from any claims for damages thereto or any of same, howsoever caused.

14.  DAMAGE BY CASUALTY:

          If, during the term hereof, or previous thereto, the Premises or any building of which the Premises are a part, shall become untenantable or otherwise damaged by virtue of damage by fire, explosion, providential means, or any other casualty, and (in the case of untenantability) if the Premises or building can be reasonably repaired within one hundred eighty (180) days after date of such damage, Lessor shall repair the Premises as soon as practicable with due diligence, placing the same in as good condition as they were just before such damage, and rent shall abate pro rata and in proportion to untenantability of the Premises from the time of such damage until restoration of the Premises by Lessor. In the case of untenantability, if the Premises or building cannot be repaired within one hundred eighty (180) days after the date of such damage, then either Lessor or Lessee may terminate this Lease by written notice to the other party in which event the term hereby created shall terminate as of the date of such damage and rent shall cease as of the date of such damage, with proportionate refund of any prepayment, on condition Lessee forthwith surrenders the Premises to Lessor. It is further agreed that the period for reconstruction shall be extended for such time during which strikes, riots, civil commotion, governmental intervention, acts of God or any other contingency beyond Lessor's control, shall delay the construction. In the case of such damage, whether this Lease is thereby terminated or not, Lessee shall remove all of the rubbish and debris of Lessee's property within five (5) days after written request by Lessor, and if this Lease is not thereby terminated, Lessee shall not do anything to hinder or delay Lessor's work of repair, and will cooperate with Lessor in such work. Lessor shall not be liable for inconvenience to Lessee by making repairs to any part of the Premises or building, nor for the restoration of any improvements made by Lessee, nor for the restoration of any property of Lessee. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Lessor shall have the right to terminate this Lease by delivering written notice of termination to Lessee, whereupon all rights and obligations hereunder shall cease and terminate, except for Lessee's option to purchase the Premises hereafter set forth. Lessor agrees to use its best efforts to see that the holder of any such indebtedness does not require that insurance proceeds be applied to indebtedness. For the purposes of this Lease, said Premises shall be considered tenantable so long as and to the extent that they are occupied. In the event Lessor terminates this Lease under the provisions of this Paragraph 14, then Lessee shall have an option to purchase the Premises under the following terms and conditions:

     a. If Lessee desires to purchase the Premises, Lessee shall, within ten (10) days of Lessee's receipt of notice of Lessor's election to terminate this Lease, give notice in writing to Lessor of such desire to purchase and the purchase price shall be fair market value of the Premises which shall be determined by Lessor and Lessee or in the absence of such agreement by appraisal. If the parties have failed to agree on the value of the Premises or have failed to agree on an appraiser to determine the value

                               PAGE 7 - OFFICE LEASE
                                 ANSI 265.1 - 1980
          twenty (20) days after Lessee's notice of Lessee's desire to purchase, then either party may request the then-President of the Metropolitan Kansas City Board of Realtors to designate a member of the American Institute of Real Estate Appraiser Chapter having jurisdiction over the area in which the Premises are located and who has at least ten (10) years' experience in appraising property similar to the Premises (provided, however, in the event an appraiser has been designated pursuant to the provisions of Section Twenty-Three of that certain lease (the "Ground Lease") as of August 15, 1987, between Lessor and Lenexa Industrial Park, Inc., then the same appraiser shall be utilized for purposes of this subparagraph) to appraise the Premises and report the fair market value thereof which shall be deemed to be the fair market value of the Premises and shall be binding upon Lessor and Lessee. In the event said appraiser, or any substitute appraiser designated as herein provided, fails to deliver a written report of the fair market value of the demised premises within sixty (60) days after such designation, then either party may request the designation of a substitute appraiser in the same manner and with the same qualifications as set forth above for the designation of the appraiser who failed to report, Said appraiser shall be retained jointly by Lessor and Lessee who shall each pay one-half of the cost of the appraisal.

     b. The Premises shall be conveyed by Lessor to Lessee subject to easements, restrictions, reservations and other encumbrances of record, and Lessor shall provide Lessee an owner's policy of title insurance in the amount of the purchase price.

     c. Closing of the sale shall occur not more than thirty (30) days after determination of the fair market value of the Premises, and payment of the purchase price shall be in cash, or, if later, upon the date on which Lessor acquires title to all property included in the Premises. Lessor shall act with diligence to exercise and close its option to purchase fee title to the ground included in the Premises in accordance with the Ground Lease.

15. DEFAULT:

          If there be default in payment of any rent or other sums payable hereunder and if such default shall continue after ten (10) days' notice, in writing, from Lessor to Lessee to make good such default, or if Lessee defaults or fails to perform any other of Lessee's obligations hereunder or if the Premises are abandoned or vacated and if such default or condition shall continue after thirty (30) days' notice, in writing, from Lessor to Lessee to make good such default or correct such condition, Lessor may, at Lessor's option, at any time thereafter while such default or condition continues, without further notice or demand, declare this Lease terminated and enter upon and repossess the Premises free of this Lease; or Lessor may, at Lessor's option, enter upon and repossess the Premises as aforesaid or receive the keys thereto, Lessee hereby acknowledging that the Lessor has received same as Agent of the Lessee and is authorized to

                               PAGE 8 - OFFICE LEASE
                                 ANSI 265.1 - 1980
relet the Premises as Agent for the Lessee for the balance of the term of this Lease, for a shorter or longer term, at such rental as Lessor deems fit, and may receive the rents therefor, applying the same first to the payment of the expense of such reletting and second to the payment of rent due and to become due under this Lease, Lessee remaining liable for and agreeing hereby to pay Lessor any deficiency. Provided, however, if any such default be other than for non-payment of money and it would take more than thirty (30) days to cure the same, Lessor shall not be entitled to terminate this Lease or enter upon the Premises for such default if Lessee begins the cure of such default within said thirty (30) days and prosecutes the cure thereof with due diligence to completion. If any proceedings under the present or any other Bankruptcy Code, including but not being limited to voluntary or involuntary straight bankruptcy proceedings, arrangements or reorganizations, be instituted by or against Lessee, or if a receiver or trustee be appointed for or ordered to dispose of Lessee's business or property, or if Lessee makes any assignment or conveyance for benefit of creditors, the same shall constitute a breach of this Lease and Lessor shall forthwith on such breach be entitled to collect damages therefore as provided by law, and, in addition thereto, Lessor shall, to the extent permitted by law, have the right of termination, entry and repossession as above, in this paragraph set forth.

16.  EMINENT DOMAIN:

          If the Premises, or any such portion thereof as will make the Premises unusable for the purposes herein leased, be taken by any legally constituted authority for any public use or purpose or by right of eminent domain, or be conveyed in lieu of or in anticipation of such taking or the exercise of such right, then in any of said events the term hereby granted and all rights of the Lessee hereunder shall cease and terminate from the time possession thereof is taken by public authorities, and rental shall be accounted for as between Lessor and Lessee as of that date. Any lesser condemnation shall in no way affect the respective rights and obligations of Lessor and Lessee hereunder except for a pro rata abatement of rent in proportion to the amount of useable space so taken. It is expressly agreed that the Lessee shall not have any right or claim to any part of any award or payment made to or received by the Lessor for such taking or for such conveyance.

17.  UTILITIES:

          All utilities used in or serving the Premises and the improvements thereon shall be contracted for by Lessee and the charges shall be paid by Lessee directly to the furnishing company or organization.

18.  MECHANIC'S LIENS:

          Lessee will not permit any mechanic's liens, or other liens, to be placed upon the Premises or any building or improvement thereon during the term hereof, and in case of the filing of any such lien, Lessee will promptly pay same; provided, however, that Lessee shall have the right to contest the validity or amount of any such lien upon posting security with Lessor which in Lessor's sole reasonable judgment is adequate to pay and discharge any such lien in full if held valid. If default in payment thereof (without the posting of security as herein provided) shall continue for thirty (30) days after notice thereof from Lessor to Lessee, Lessor shall have the right and privilege at Lessor's option of paying the same or any portion thereof without inquiry as to the validity

                               Page 9 - Office Lease
                                 ANSI 265.1 - 1980
thereof and any amounts so paid, including expenses and interest, shall be immediately due by Lessee to Lessor and shall be paid promptly upon presentation of bill therefor.

19.  MORTGAGES AND ESTOPPEL CERTIFICATES:

          As of the date of this Lease, the Premises are subject to a mortgage in favor of Travelers Insurance Company which matures in April, 1998. It is anticipated that Lessor will refinance the Premises on or about the maturity date of said existing indebtedness. This Lease shall be subject and subordinate to any future mortgage or deed of trust at any time thereafter constituting a lien or charge upon the Premises or the improvements situated thereon. Lessee shall at any time hereafter on demand execute any instruments, releases or other documents which may be reasonably required by any such mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. Notwithstanding the provisions of this Agreement, Lessee's agreement to subordinate this Lease is conditioned upon Lessor obtaining from any mortgagee of Lessor and delivering to Lessee an agreement whereby said mortgagee agrees that so long as Lessee is not in default under the terms of this Lease beyond any applicable cure periods provided herein, the occupancy of Lessee in the Premises pursuant to this Lease shall not be disturbed by the mortgagee in the event of foreclosure of any mortgage or deed of trust on the Premises. Lessee may participate with Lessor in any discussions on this subject with a mortgagee.

          Each party shall at any time and from time to time, upon not less than ten (10) days' prior request by the other party execute, acknowledge and deliver to the requesting party, a statement in writing certifying that (I) this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications), (ii) the dates to which the base rent and other charges have been paid, and (iii) so far as the person making the certificate knows, such party is not in default under any provisions of this Lease (or if there are defaults specifying the defaults). It is intended that any such statement may be relied upon by any person proposing to acquire Lessor's or Lessee's interest in this lease or the real estate or any prospective mortgagee of, or assignee of any mortgage upon, such interest or the real estate of this Lease.

          At the option and cost of Lessee, Lessor shall cause to be delivered to Lessee a leasehold owner's policy of title insurance in favor of Lessee as insured in form reasonably satisfactory to Lessee showing title to the Premises as represented above and also subject to a lease between Lessor and Lenexa Industrial Park, Inc. and the lien of a mortgage or mortgages securing payment of the debt incurred by Lessor to finance the construction of the Premises.

20.  SECURITY DEPOSIT:

          This paragraph has been deleted.

21.  WAIVER:

          A waiver by either party of any default or breach hereunder shall not be construed to be a continuing waiver of such default or breach, nor as a waiver or permission, expressed or implied, of any other or subsequent default or breach. All waivers must be in writing and no course of

                               PAGE 10 - OFFICE LEASE
                                 ANSI 265.1 - 1980
conduct shall establish a custom or confer any rights upon the other party.

22.  NOTICES:

          All notices, elections, demands, offers and acceptance
(collectively "notice") provided for in this Lease shall be in writing delivered by hand or by registered or certified mail, postage prepaid and return receipt requested, and in the latter case shall be directed to the other party at the address set forth below:

     To Lessor:     SOUTHLAKE PARTNERS #1
                    c/o Zimmer Management Company
                    1220 Washington
                    Kansas City, Missouri 64105
                    Attn: President

     To Lessee:     Informix Software, Inc.
                    16011 College Boulevard
                    Overland Park, Kansas 66219
                    Attn: Site Controller

In the event of mailing, notice shall be effective the day of deposit in the mail, but the period for responding to such notice shall begin to run three days after deposit in the mail. Refusal to accept or inability to deliver because of changed address for which no notice was given shall be deemed a receipt. Either party may change its address by giving notice in writing to the other party.

23.  SUCCESSORS:

          All of the terms, covenants and conditions of this Lease shall apply and inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest, heirs, assigns, and legal representatives, except as otherwise provided herein, subject always to the provision of Paragraph 7.

          Lessor covenants with Lessee that said Lessee, on paying the rent herein required to be paid and performing the covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the Premises during the term of this Lease.

24.  PROCUREMENT OF THIS LEASE:

          This paragraph has been deleted.

25.  REMOVAL OF PERSONAL PROPERTY:

          Lessee may (if not in default hereunder) prior to the expiration of this Lease, or any extension thereof, remove all personal property which it has placed in the Premises, provided Lessee repairs all damages to the Premises caused by such removal. If Lessee shall not remove all its personal property from the Premises upon the event of termination of this Lease or at Lessor's request upon entry by Lessor without termination pursuant to Paragraph 15, Lessor may, at Lessor's option, remove all or part of said personal property in any manner that Lessor shall choose and store the same without liability to Lessor for loss thereof, and Lessee agrees to pay to Lessor upon demand all expenses incurred in such removal and storage of said personal property including court costs, attorney fees and storage charges, or Lessor may, at its option, sell all or any part of said personal property at foreclosure as provided above for such price as Lessor may

                              PAGE 11 - OFFICE LEASE
                                 ANSI 265.1 - 1980
obtain and apply the proceeds thereof to any amount due under this Lease from Lessee to Lessor including the expenses of the removal and sale.

26.  HOLDING OVER:

          If Lessee remains in possession after expiration of the term hereof, with Lessor's acquiescence and without any distinct agreement of parties, Lessee shall be a tenant at will; and there shall be no renewal of this Lease by operation of law.

27.  ATTORNEY'S FEES:

          If any action at law or in equity shall be brought to enforce any of the covenants, terms or conditions of this Lease, the prevailing party shall be entitled to recover from the other party, as part of the prevailing party's costs, reasonable attorney's fees, the amount of which shall be fixed by the court, and shall be made a part of any judgment or decree rendered.

28.  OPTIONS TO RENEW:

          Lessee is hereby given two (2) separate and successive five (5) year renewal options to extend the original term of this Lease. In the event that Lessee wishes to exercise either or both of said options, it shall give written notice of its desire to renew this Lease not later than twelve (12) months prior to the expiration of the then-existing original or renewal term. Said options shall be as follows:

     (a) The first option to extend shall be for a term commencing May 1, 2003 and ending April 30, 2008. During said renewal term the base rental shall be $308,940.00 annually, payable in equal monthly installments of $25,745.00.

     (b) The second renewal option shall be for a term commencing on May 1, 2008 and ending April 30, 2013. During said period of renewal the base rental shall be at the rate of $355,200.00 annually, payable in equal monthly installments of $29,600.00.

29.  LEASE CONSTITUTES ENTIRE CONTRACT:

          Each party to this Lease acknowledges that this Lease constitutes all of the agreements between the parties hereto, and that no representations, warranties, or other covenants are included except as set forth herein, and same shall not be recordable, but a "Memorandum of Lease" in usual and customary form will be executed and acknowledged by the parties, upon request of either party, which may be recorded.

30.  CONSENT NOT UNREASONABLY WITHHELD:

          Whenever consent or approval is required under this Lease, Lessor and Lessee agree that such consent will not be unreasonably withheld or delayed.

31.  CONSTRUCTION WARRANTIES AND GUARANTEES:

          This paragraph has been deleted.

32.  LESSOR'S DEFAULT:

          If Lessor shall default in the performance of Lessor's obligations hereunder, and such default shall continue for

                              PAGE 12 - OFFICE LEASE
                                 ANSI 265.1 - 1980
thirty (30) days after written notice from Lessee to Lessor, and any lender of Lessor which Lessor has requested receive notice of such default, then Lessee shall have the right, at Lessee's option, (a) to cure such default, expending such sums as may be reasonably necessary for such purposes, and thereafter to recover such amounts so expended but in no event by offsetting the same against rent and other sums due to Lessor hereunder, or (b) if such default continues for ninety (90) days after written notice from Lessee to Lessor, and any lender of Lessor which Lessor has requested to receive notice, of such default, to declare this Lease terminated by written notice to Lessor, in which event Lessee shall, within sixty (60) days after such notice, deliver possession of the Premises to Lessor. In the event of termination by Lessee, rent shall cease as of the date Lessee pays all sums due and payable by Lessee under the Lease and returns the Premises to Lessor in the condition which would be required if the Lessor were terminating this Lease.

33.  PARKING AND APPURTENANCES:

          Lessor agrees that subject to recorded easements, reservations, restrictions, encumbrances and common areas, this Lease includes a lease to Lessee of all parking areas, drives and access roads and walkways upon the real property described on Exhibit "A" hereto. In addition, included herein is a grant of a right to use all appurtenances, easements and privileges accruing to said real property.

34.  LESSEE'S PROTEST OF TAXES:

          Lessor agrees to give notice to Lessee within ten (10) days of receipt by Lessor of notice of any change in the valuation of the Premises for purposes of assessment of real estate taxes. In the event Lessor decides not to protest the proposed change in valuation, Lessee may protest the same, but only to the extent Lessor would be permitted to do so under the terms of any mortgage covering the Premises.

          IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease Agreement or have caused it to be executed by their respective authorized representatives the day and year first above written.

ATTEST                                 INFORMIX SOFTWARE, INC.


/s/ Signature Illegible                By: /s/ Authorized Signature
            Secretary                      ________________________
                                                      LESSEE



                                       SOUTHLAKE PARTNERS #1 by its
                                          general partners

ATTEST:                                LENEXA INDUSTRIAL PARK, INC.

/s/ Cheryl A. Brockman                 By: /s/ David J. Zimmer
             Secretary                      David J. Zimmer VP & Asst. Sec.


                              PAGE 13 - OFFICE LEASE
                                 ANSI 265.1 - 1980

ATTEST:                                INFORMIX SOFTWARE, INC.

/s/ Signature Illegible                By: /s/ Authorized Signature
             Secretary                                     LESSORS




This Lease consists of 14 pages, together with attached Exhibits "A" and "A.-1".

                              PAGE 14 - OFFICE LEASE
                                 ANSI 265.1 - 1980

                                    EXHIBIT "A"



Lot 1, Block 3, SOUTHLAKE Third Plat, a subdivision in the City of Lenexa, Johnson County, Kansas, as shown on the attached Exhibit "A-1".

                                    EXHIBIT A-1

      [Schematic drawing of Southlake Third Plat from aerial perspective]